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                                                                     Exhibit 23a
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of our report dated February 3, 1999 relating to the consolidated financial statements, appearing in the 1998 Annual Report to Stockholders of Fortune Brands, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended
December 31, 1998. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report on the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


11 Madison Avenue
New York, New York 10010
September 1, 1999